Exhibit 10.1

SECOND AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (hereinafter called this “Amendment”) is dated as of May 9, 2011, by and among BREITBURN OPERATING L.P., a Delaware limited partnership (the “Company”), BREITBURN ENERGY PARTNERS L.P., as Parent Guarantor (“Parent”), BreitBurn GP, LLC (the “Parent GP”), BreitBurn Operating GP, LLC (the “General Partner”) the Subsidiaries of the Parent and/or the Company, as guarantors (the “Subsidiary Guarantors”, and together with the Parent, the Parent GP, and the General Partner, the “Guarantors”), the Lenders (defined below), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity “Administrative Agent”). Capitalized terms used in this Amendment, and not otherwise defined in this Amendment, have the meanings assigned thereto in the Credit Agreement defined below.
W I T N E S S E T H:

WHEREAS, the Company, the Guarantors, Administrative Agent, Issuing Lender and the Lenders have entered into that certain Second Amended and Restated Credit Agreement dated as of May 7, 2010 as amended by that certain First Amendment to Second Amended and Restated Credit Agreement and Consent and First Amendment to Security Agreement dated as of September 17, 2010 (as further amended, modified or restated from time to time, the “Credit Agreement”), whereby upon the terms and conditions therein stated the Lenders have agreed to make certain loans to the Company upon the terms and conditions set forth therein; and

WHEREAS, the Company has requested that the Lenders amend the Credit Agreement as set forth below; and

WHEREAS, subject to the terms hereof, the undersigned Lenders are willing to agree to the amendments to the Credit Agreement as set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, the parties to this Amendment hereby agree as follows:

SECTION 1.    Amendments to Credit Agreement. Effective as of the Amendment Effective Date, the Credit Agreement is hereby amended as follows:

(a)The following definitions in Section 1.01 (Certain Defined Terms) are amended in their entirety to read as set forth below.

“Pricing Grid” means the annualized variable rates (stated in terms of basis points (“bps”)) set forth below for the Applicable Margin, Commitment Fee and Letter of Credit Fee, based upon the ratio of Effective Amount to the Borrowing Base Amount, as follows:

	Applicable Margin
Effective Amount/ Borrowing Base	LIBOR Rate (bps)	Base Rate (bps)	Commitment Fee (bps)	Letter of Credit Fee (bps)
90%	275.00	175.00	50.00	275.00
90% 75%	250.00	150.00	50.00	250.00
75% 50%	225.00	125.00	50.00	225.00
50% 25%	200.00	100.00	37.50	200.00
25%	175.00	75.00	37.50	175.00

The Pricing Grid for any date shall be determined by reference to the ratio of the Effective Amount and Borrowing Base and any change (a) shall become effective upon the delivery to the Administrative Agent of a Pricing Grid Certificate of a Responsible Officer of the Company (which certificate shall be delivered simultaneously with (i) the delivery of each Notice of Borrowing, any notice required under Section 2.04, Notice of Conversion/Continuation or a request for issuance of a Letter of Credit and (ii) any change in the amount of the Borrowing Base), and (b) shall apply (i) in the case of the Base Rate Loans, to Base Rate Loans outstanding on such delivery date or made on and after such delivery date and (ii) in the case of the LIBOR Loans, to LIBOR Loans made, continued or converted on and after such delivery date. Notwithstanding the foregoing, at any time during which the Company has failed to deliver the Pricing Grid Certificate when due, the ratio of Effective Amount to the Borrowing Base shall be deemed, solely for the purposes of this definition, to be greater than 90% until such time as the Company shall deliver such certificate.

“Termination Date” means the earlier of (a) May 9, 2016, or (b) the date on which the Lenders' Commitments terminate in accordance with the provisions of this Agreement.

(b)Section 6.24 (Improved Real Estate) is inserted immediately after Section 6.23 (Solvency) of the Credit Agreement and shall read as follows:

6.24    Improved Real Estate

To the knowledge of each Loan Party, the Oil and Gas Properties that are not Mortgaged Properties do not include any “buildings” (as defined under Section 4000 et. Seq. of the National Flood Insurance Reform Act of 1994, as amended) that are critical to operating any Mortgaged Properties for the exploration and production of oil and gas.

(c)Subsection (e) of Section 8.05 (Limitation on Indebtedness) of the Credit Agreement is amended in its entirety as follows:

(e)    Senior Unsecured Notes and guaranties given by the Company, the Parent or any Subsidiary that is a guarantor hereunder with respect thereto; provided that (i) the principal amount of such Indebtedness shall not exceed $700,000,000 in the aggregate, and (ii) after giving pro forma effect to such issuance and any attendant automatic reduction in the Borrowing Base (and any resulting mandatory prepayment) required by the second proviso of this clause (e), Parent shall be in compliance with Sections 8.15 and 8.16 for the four-fiscal quarter period most recently ended, further provided that, the Borrowing Base shall automatically reduce on the date of such issuance of Senior Unsecured Notes by an amount equal to 25% of the stated principal amount of such Senior Unsecured Notes, except to the extent that the proceeds from the issuance of such Senior Unsecured Notes are used to refinance all or a portion of the principal amount of Senior Unsecured Notes existing at such time;

(d)Section 8.09 (Restricted Payments) of the Credit Agreement is amended in its entirety as follows:

8.09    Restricted Payments

No Loan Party shall, or permit any of its Subsidiaries to, purchase, redeem or otherwise acquire for value any membership interests, partnership interests, capital accounts, shares of its capital stock or any warrants, rights or options to acquire such membership interest, partnership interest or shares, now or hereafter outstanding from its members, partners or stockholders or declare or pay any distribution, dividend or return capital to its members, partners or stockholders, or make any distribution of assets in cash or in kind to its members, partners or stockholders (collectively “Restricted Payments”); except (a) Parent may declare and pay dividends with respect to its Equity payable solely in additional shares of its Equity, (b) Subsidiaries of the Company may declare and pay dividends ratably with respect to their Equity, (c) the Company may declare and pay dividends to Parent, and (d) Parent may declare and pay to its Equity owners quarterly cash dividends of Available Cash or otherwise purchase, redeem or acquire for value any membership interests, partnership interests, capital accounts, shares of its capital stock or any warrants, rights or options to acquire such membership interest, partnership interest or shares from its members, partners or stockholders in accordance with its partnership agreement, so long as no Event of Default exists or would result therefrom, and after giving effect to such Restricted Payment, the Loan Parties exhibit pro-forma compliance with all terms and conditions of this Agreement. By making a Restricted Payment pursuant to clause (d) above, Parent represents and warrants to Administrative Agent and the Lenders that the conditions for making such Restricted Payment have been satisfied.

(e)Section 8.14 (Interest Coverage Ratio) of the Credit Agreement is deleted and Section 8.14 is amended to read as follows:

8.14    [Reserved]

(f)Section 8.15 (Leverage Ratio) of the Credit Agreement is amended in its entirety as follows:

8.15    Leverage Ratio

Parent shall not permit the ratio of Total Indebtedness to EBITDAX for the four (4) fiscal quarters ending on the last day of each fiscal quarter beginning with the fiscal quarter ended March 31, 2011, to be greater than 4.00 to 1.00.

SECTION 2.    Guarantor Confirmation.

(a)The Guarantors hereby consent and agree to this Amendment and each of the transactions contemplated thereby and hereby.

(b)Each Guarantor hereby agrees that Section 11.19 of the Credit Agreement shall apply to each Guaranty to which it is a party.

(c)The Company and each of the Guarantors ratifies and confirms the debts, duties, obligations, liabilities, rights, titles, pledges, grants of security interests, liens, powers, and privileges existing by virtue of the Loan Documents to which it is a party.

(d)The Company and each of the Guarantors agrees that the guarantees, pledges, grants of security interests and other obligations, and the terms of each of the Security Agreements and Guaranties to which it is a party, are not impaired, released, diminished or reduced in any manner whatsoever and shall continue to be in full force and effect and shall continue to secure all Obligations.

(e)The Company and each of the Guarantors acknowledges and agrees that all terms, provisions, and conditions of the Loan Documents to which it is a party (as amended by this Amendment) shall continue in full force and effect and shall remain enforceable and binding in accordance with their respective terms.

SECTION 3.    Borrowing Base Redetermination. Upon the effectiveness of this Amendment, in accordance with Section 2.05 of the Credit Agreement, the Administrative Agent and the Lenders agree that the Borrowing Base on the Amendment Effective Date shall be $735,000,000.

SECTION 4.    Conditions of Effectiveness. This Agreement and the amendments and consent shall become effective as of the date first set forth above (the “Amendment Effective Date”), provided that the following conditions shall have been satisfied:

(a)Amendment. The Administrative Agent shall have received a counterpart of this Amendment which shall have been executed by the Administrative Agent, the Lenders, the Company, and the Guarantors (which may be by telecopy or PDF transmission).

(b)Amendments to Mortgages. The Administrative Agent shall have received any duly executed amendments to the Mortgages in form and substance satisfactory to the Administrative Agent.

(c)Resolutions; Incumbency; Organization Documents, Good Standing for Company and Parent. The Administrative Agent shall have received a certificate of the Secretary or Assistant Secretary or a Responsible Officer with similar responsibilities of each of the Company and the Parent, or such Person's general partner, attaching and certifying as of the Amendment Effective Date: (i) resolutions of its board of directors or members, authorizing the transactions contemplated hereby and (ii) the names and genuine signatures of the Responsible Officers of such Person, authorized to execute, deliver and perform, as applicable, this Amendment and all other Loan Documents to be delivered by such Person.

(d)No Default; Representations and Warranties; No Material Adverse Effect. As of the Amendment Effective Date:

(i) the representations and warranties of the Company and the Guarantors in Article VI of the Credit Agreement and in the other Loan Documents as amended hereby shall be true and correct in all material respects (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that the representations and warranties contained in Sections (a) and (b) of Section 6.14 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01 of the Credit Agreement);

    (ii) no Default or Event of Default shall exist; and

(iii) since December 31, 2010, there shall have been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

(e)Certificate of the Chief Financial Officer of Parent. The Administrative Agent shall have received a certificate signed by the Chief Financial Officer of the Parent, certifying as of the Amendment Effective Date as to the solvency of the Company and its Subsidiaries taken as a whole and the Parent and its Subsidiaries taken as a whole.

(f)Amendment Fee. The Company shall have paid to the Administrative Agent, for the benefit of the Lenders, an amendment fee equal to 30.0 bps of $735,000,000.

(g)Payment of Fees. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses owed pursuant to this Amendment to the extent then due and payable on the Amendment Effective Date.

(h)Additional Documents. Such other documents, in form and substance satisfactory to Administrative Agent, as the Administrative Agent may reasonably request.

SECTION 5.    Representations and Warranties. Each of the Company and the Parent represents and warrants to Administrative Agent and the Lenders, with full knowledge that such Persons are relying on the following representations and warranties in executing this Amendment, as follows:

(a)    It has the organizational power and authority to execute, deliver and perform this Amendment, and all organizational action on the part of it requisite for the due execution, delivery and performance of this Amendment has been duly and effectively taken.

(b)    The Credit Agreement, as amended by this Amendment, the Loan Documents and each and every other document executed and delivered to the Administrative Agent and the Lenders in connection with this Amendment to which it is a party constitute the legal, valid and binding obligations of it, to the extent it is a party thereto, enforceable against such Person in accordance with their respective terms except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

(c)    This Amendment does not and will not violate any provisions of any of the Organization Documents of the Company.

(d)     No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Amendment.

(e)    After giving effect to this Amendment no Default or Event of Default will exist, and all of the representations and warranties contained in the Credit Agreement and all instruments and documents executed pursuant thereto are true and correct in all material respects on and as of this date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date).

SECTION 6.    Reference to and Effect on the Credit Agreement.

(a)    Upon the effectiveness hereof, on and after the date hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, shall mean and be a reference to the Credit Agreement as amended hereby.
(b)    Except as specifically amended by this Amendment, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed.
SECTION 7.    Costs and Expenses. The Company agrees to pay all reasonable legal fees and expenses incurred by Administrative Agent in connection with the preparation, execution and delivery of this Amendment.
SECTION 8.    Extent of Amendments. Except as otherwise expressly provided herein, the Credit Agreement and the other Loan Documents are not amended, modified or affected by this Amendment. Each of the Company and the Parent hereby ratifies and confirms that (i) except as expressly amended hereby, all of the terms, conditions, covenants, representations, warranties and all other provisions of the Credit Agreement remain in full force and effect, (ii) each of the other Loan Documents are and remain in full force and effect in accordance with their respective terms, and (iii) the Collateral and the Liens on the Collateral securing the Obligations are unimpaired by this Amendment and remain in full force and effect.
SECTION 9.    Loan Documents. The Loan Documents, as such may be amended in accordance herewith, are and remain legal, valid and binding obligations of the parties thereto, enforceable in accordance with their respective terms. This Amendment is a Loan Document.
SECTION 10.    Claims. As additional consideration to the execution, delivery, and performance of this Amendment by the parties hereto and to induce Administrative Agent and Lenders to enter into this Amendment, each of the Company and the Parent represents and warrants that, as of the date hereof, it does not know of any defenses, counterclaims or rights of setoff to the payment of any Indebtedness of the Company or the Parent to Administrative Agent, Issuing Lender or any Lender.
SECTION 11.    Execution and Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile or pdf shall be equally as effective as delivery of a manually executed counterpart.
SECTION 12.    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York and applicable federal laws of the United States of America.
SECTION 13.    Headings. Section headings in this Amendment are included herein for convenience and reference only and shall not constitute a part of this Amendment for any other purpose.
SECTION 14.    NO ORAL AGREEMENTS. The rights and obligations of each of the parties to the loan documents shall be determined solely from written agreements, documents, and instruments, and any prior oral agreements between such parties are superseded by and merged into such writings. This amendment and the other written loan documents executed by the Company, the Guarantors, Administrative Agent, Issuing Lender and/or Lenders represent the final agreement between such parties, and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements by such parties. There are no unwritten oral agreements between such parties.
SECTION 15.    No Waiver. Each of the Company and the Parent hereby agrees that no Event of Default and no Default has been waived or remedied by the execution of this Amendment by the Administrative Agent or any Lender. Nothing contained in this Amendment nor any past indulgence by the Administrative Agent, Issuing Lender or any Lender, nor any other action or inaction on behalf of the Administrative Agent, Issuing Lender or any Lender, (i) shall constitute or be deemed to constitute a waiver of any Defaults or Events of Default which may exist under the Credit Agreement or the other Loan Documents, or (ii) shall constitute or be deemed to constitute an election of remedies by the Administrative Agent, Issuing Lender or any Lender, or a waiver of any of the rights or remedies of the Administrative Agent, Issuing Lender or any Lender provided in the Credit Agreement, the other Loan Documents, or otherwise afforded at law or in equity.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

THE COMPANY:

BREITBURN OPERATING L.P.,
a Delaware limited Partnership

By:	BREITBURN OPERATING GP, LLC, its general partner
By:	/s/ Halbert S. Washburn
Name:	Halbert S. Washburn
Title:	Chief Executive Officer

PARENT:

BREITBURN ENERGY PARTNERS L.P.,
a Delaware limited partnership,

By:	BREITBURN GP, LLC, its general partner
By:	/s/ Halbert S. Washburn
Name:	Halbert S. Washburn
Title:	Chief Executive Officer

PARENT GP:

BREITBURN GP, LLC,
a Delaware limited partnership,

By:	/s/ Halbert S. Washburn
Name:	Halbert S. Washburn
Title:	Chief Executive Officer

GENERAL PARTNER:
BREITBURN OPERATING GP, LLC,
a Delaware limited partnership,

By:	/s/ Halbert S. Washburn
Name:	Halbert S. Washburn
Title:	Chief Executive Officer

Signature Page to Second Amendment

SUBSIDIARY GUARANTORS:

BREITBURN FINANCE CORPORATION
a Delaware corporation

By:	/s/ Halbert S. Washburn
Name:	Halbert S. Washburn
Title:	Co-Chief Executive Officer

BREITBURN MANAGEMENT COMPANY, LLC
a Delaware limited liability company

By:	/s/ Halbert S. Washburn
Halbert S. Washburn
Chief Executive Officer

ALAMITOS COMPANY,
a California corporation

By:	/s/ Halbert S. Washburn
Halbert S. Washburn
Co-President

BREITBURN FLORIDA LLC,
a Delaware limited liability company

By:	BreitBurn Operating L.P., its sole member
By: BreitBurn Operating GP, LLC, its general partner

By:	/s/ Halbert S. Washburn
Name:	Halbert S. Washburn
Title:	Chief Executive Officer

BREITBURN FULTON LLC,
a Delaware limited liability company

By:	/s/ Bruce D. McFarland
Bruce D. McFarland
Secretary

Signature Page to Second Amendment

BEAVER CREEK PIPELINE, L.L.C.,
a Michigan limited liability company,

GTG PIPELINE LLC,
a Virginia limited liability company,

MERCURY MICHIGAN COMPANY, LLC,
a Michigan limited liability company,

TERRA ENERGY COMPANY LLC,
a Michigan limited liability company, and

TERRA PIPELINE COMPANY LLC,
a Michigan limited liability company

By:	/s/ Halbert S. Washburn
Name:	Halbert S. Washburn
Title:	Co-Chief Executive Officer

PHOENIX PRODUCTION COMPANY,
a Wyoming corporation and

PREVENTIVE MAINTENANCE SERVICES LLC,
a Colorado limited liability company

By:	/s/ Halbert S. Washburn
Halbert S. Washburn,
Co-President

Signature Page to Second Amendment

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Administrative Agent, Issuing Lender and a Lender

By:	/s/ Patrick J. Fults
Patrick J. Fults
Vice President

BANK OF MONTREAL
As a Lender

By:	/s/ Gumaro Tijerina
Name:	Gumaro Tijerina
Title:	Director

THE BANK OF NOVA SCOTIA
As a Lender

By:	/s/ John Frazell
Name:	John Frazell
Title:	Director

BNP PARIBAS
As a Lender

By:	/s/ Courtnery Kubesch
Name:	Courtnery Kubesch
Title:	Vice President

/s/ Edward Pak
Edward Pak
Director

UNION BANK, N.A.
As a Lender

By:	/s/ Douglas Gale
Name:	Douglas Gale
Title:	Vice President

CITIBANK, N.A.
As a Lender

By:	/s/ Yasantha Gunaratna
Name:	Yasantha Gunaratna
Title:	Vice President

Signature Page to Second Amendment

ROYAL BANK OF CANADA
As a Lender

By:	/s/ Don J. McKinnerney
Name:	Don J. McKinnerney
Title:	Authorized Signatory

U.S BANK NATIONAL ASSOCIATION
As a Lender

By:	/s/ Mark E. Thompson
Name:	Mark E. Thompson
Title:	Senior Vice President

BANK OF SCOTLAND plc.
As a Lender

By:	/s/ Julia R. Franklin
Name:	Julia R. Franklin
Title:	Assistant Vice President

THE ROYAL BANK OF SCOTLAND plc.
As a Lender
By. RBS Secutiries, Inc.
By:	/s/ Sandra Aultman
Name:	Sandra Aultman
Title:	Director

BARCLAYS BANK PLC
As a Lender

By:	/s/ Vanessa A. Kurbatskiy
Name:	Vanessa A. Kurbatskiy
Title:	Vice President

CREDIT SUISSE AG,
CAYMAN ISLANDS BRANCH
As a Lender

By:	/s/ Mikhail Faybusovich	/s/ Vipul Dhadda
Name:	Mikhail Faybusovich	Vipul Dhadda
Title:	Director	Associate

Signature Page to Second Amendment

TORONTO DOMINION (TEXAS) LLC.
As a Lender

By:	/s/ Debbi L. Brito
Name:	Debbi L. Brito
Title:	Authorized Signatory

JP MORGAN CHASE BANK, N.A.
As a Lender

By:	/s/ Jo Linda Papadakis
Name:	Jo Linda Papadakis
Title:	Authorized Officer

SUMITOMO MITSUI BANKING CORPORATION
As a Lender

By:	/s/ Hiroshi Higuma
Name:	Hiroshi Higuma
Title:	Joint General Manager

Signature Page to Second Amendment